Provident Financial Services, Inc. Announces Third Quarter Earnings and Declares Quarterly Cash Dividend

ISELIN, NJ, October 29, 2014 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $19.0 million, or $0.30 per basic and diluted share for the three months ended September 30, 2014, compared to net income of $16.1 million, or $0.28 per basic and diluted share for the three months ended September 30, 2013. For the nine months ended September 30, 2014, the Company reported net income of $52.4 million, or $0.88 per basic and diluted share, compared to net income of $53.1 million, or $0.93 per basic and diluted share for the same period last year.

On May 30, 2014, the Company completed its acquisition of Team Capital Bank ("Team Capital"), which added at fair value $964.0 million to total assets, $631.4 million to loans, and $769.9 million to deposits. The results of operations for the three and nine months ended September 30, 2014 included net non-recurring items related to the acquisition of Team Capital that reduced earnings by $2.2 million and $3.5 million, net of tax, respectively.

Earnings for the nine months ended September 30, 2014 were further impacted by a $790,000, net of tax, non-cash charge resulting from the recognition of a pro rata portion of unrealized losses related to lump sum distributions from the Company's frozen pension plan, in order to lower and reduce the volatility of future pension costs.

Excluding these items, core earnings(1) for the three and nine months ended September 30, 2014 were $21.2 million, or $0.34 per diluted share, and $56.7 million, or $0.95 per diluted share, respectively.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, “We are pleased with our core operating results, as we maintained our pricing and credit discipline in an increasingly competitive market. The Team Capital systems conversion was seamlessly completed during the quarter, and I applaud our employees’ efforts in achieving that success.” Martin continued: “We remain focused on growth opportunities in our market, as evidenced by the addition of a team of experienced asset-based lenders and the acquisition of their $25 million loan portfolio during the quarter. Provident is well positioned to further augment our performance in tandem with an improving economy and an eventual rise in interest rates.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share payable on November 28, 2014, to stockholders of record as of the close of business on November 14, 2014.

Balance Sheet Summary

Total assets increased $931.2 million to $8.42 billion at September 30, 2014, from $7.49 billion at December 31, 2013, primarily due to the addition of $964.0 million of total assets from the Team Capital acquisition, partially offset by a decrease in cash and cash equivalents.

The Company’s loan portfolio increased $771.4 million, or 14.8%, to $5.97 billion at September 30, 2014, from $5.19 billion at December 31, 2013, which included $631.4 million of loans acquired from Team Capital. Loan originations totaled $1.2 billion and loan purchases totaled $94.5 million for the nine months ended September 30, 2014. The loan portfolio had net increases of $318.7 million in commercial loans, $286.9 million in commercial mortgage loans, $63.6 million in residential mortgage loans, $53.2 million in construction loans, $35.1 million in consumer loans and $13.8 million in multi-family mortgage loans. Commercial real estate, commercial and construction loans represented 69.0% of the loan portfolio at September 30, 2014, compared to 66.3% at December 31, 2013.

At September 30, 2014, the Company’s unfunded loan commitments totaled $1.26 billion, including commitments of $479.2 million in commercial loans, $301.4 million in construction loans and $119.4 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2013 were $910.1 million.

Total investments increased $65.9 million, or 4.2%, to $1.64 billion at September 30, 2014, from $1.57 billion at December 31, 2013, largely due to investment securities acquired in the Team Capital transaction, along with purchases of mortgage-backed and municipal securities, partially offset by principal repayments on mortgage-backed securities, maturities of municipal and agency bonds and sales of certain mortgage-backed securities.

Banking premises and equipment increased $30.1 million for the nine months ended September 30, 2014, to $96.6 million, primarily due to assets acquired from Team Capital at a fair value of $24.8 million.

For the nine months ended September 30, 2014, Bank-owned life insurance ("BOLI") increased $25.8 million primarily due to BOLI acquired from Team Capital at a fair value of $22.3 million.

Total deposits increased $525.5 million during the nine months ended September 30, 2014 to $5.73 billion. The increase in total deposits was primarily due to $769.9 million acquired from Team Capital, partially offset by the cyclical outflow of municipal deposits and a decrease in time deposits. At September 30, 2014, core deposits, which consist of savings and demand deposit accounts, totaled $4.91 billion, compared to $4.40 billion at December 31, 2013. Within the core deposit category, non-interest bearing demand deposits increased $152.6 million to $1.02 billion at September 30, 2014. Core deposits represented 85.8% of total deposits at September 30, 2014, compared to 84.5% at December 31, 2013.

Borrowed funds increased $287.1 million, or 23.8% during the nine months ended September 30, 2014, to $1.49 billion, as longer-term wholesale funding was added to mitigate interest rate risk. Borrowed funds represented 17.7% of total assets at September 30, 2014, an increase from 16.1% at December 31, 2013.

Stockholders’ equity increased $118.3 million, or 11.7% for the nine months ended September 30, 2014, to $1.13 billion, due to common stock issued for the purchase of Team Capital, net income earned for the period and an increase in unrealized gains on securities available for sale, partially offset by dividends paid to stockholders. The Company issued 4,933,064 shares of common stock in the Team Capital acquisition. Common stock repurchases for the nine months ended September 30, 2014 totaled 263,075 shares at an average cost of $16.72 per share. At September 30, 2014, 3.5 million shares remained eligible for repurchase under the current authorization. Book value per share and tangible book value per share(1) at September 30, 2014 were $17.40 and $11.16, respectively, compared with $16.87 and $10.92, respectively, at December 31, 2013.

Results of Operations

Net Interest Income and Net Interest Margin

For the three months ended September 30, 2014, net interest income increased $9.0 million to $63.0 million, from $54.0 million for the same period in 2013. Net interest income for the nine months ended September 30, 2014, increased $14.3 million, to $175.6 million, from $161.3 million for the same period in 2013. Both comparative periods were favorably impacted by the net assets acquired from Team Capital.

The Company’s net interest margin increased 6 basis points to 3.30% for the quarter ended September 30, 2014, from 3.24% for the trailing quarter. The weighted average yield on interest-earning assets increased 5 basis points to 3.86% for the quarter ended September 30, 2014, compared with 3.81% for the quarter ended June 30, 2014. The weighted average cost of interest-bearing liabilities for the quarter ended September 30, 2014 decreased one basis point to 0.68%, versus the trailing quarter at 0.69%. The average cost of interest bearing deposits for the quarter ended September 30, 2014 was 0.34%, compared with 0.33% for the trailing quarter. Average non-interest bearing demand deposits totaled $1.03 billion for the quarter ended September 30, 2014, compared with $913.9 million for the quarter ended June 30, 2014. The average cost of borrowed funds for the quarter ended September 30, 2014 was 1.87%, compared with 1.97% for the trailing quarter.

The net interest margin increased 2 basis points to 3.30% for the quarter ended September 30, 2014, compared with 3.28% for the quarter ended September 30, 2013. The weighted average yield on interest-earning assets increased 3 basis points to 3.86% for the quarter ended September 30, 2014, compared with 3.83% for the quarter ended September 30, 2013, while the weighted average cost of interest bearing liabilities increased one basis point to 0.68% for the quarter ended September 30, 2014, compared with 0.67% for the third quarter of 2013. The average cost of interest bearing deposits for the quarter ended September 30, 2014 was 0.34%, compared with 0.39% for the same period last year. Average non-interest bearing demand deposits totaled $1.03 billion for the quarter ended September 30, 2014, compared with $844.2 million for the quarter ended September 30, 2013. The average cost of borrowed funds for the quarter ended September 30, 2014 was 1.87%, compared with 2.00% for the same period last year.

For the nine months ended September 30, 2014, the net interest margin decreased 3 basis points to 3.27%, compared with 3.30% for the nine months ended September 30, 2013. The weighted average yield on interest earning assets declined 2 basis points to 3.84% for the nine months ended September 30, 2014, compared with 3.86% for the nine months ended September 30, 2013, while the weighted average cost of interest bearing liabilities increased 1 basis point to 0.69% for the nine months ended September 30, 2014, compared with 0.68% for the nine months ended September 30, 2013. The average cost of interest bearing deposits for the nine months ended September 30, 2014 was 0.34%, compared with 0.41% for the same period last year. Average non-interest bearing demand deposits totaled $934.4 million for the nine months ended September 30, 2014, compared with $823.7 million for the nine months ended September 30, 2013. The average cost of borrowings for the nine months ended September 30, 2014 was 1.90%, compared with 2.08% for the same period last year.

Non-Interest Income

Non-interest income totaled $11.3 million for the quarter ended September 30, 2014, a decrease of $421,000, or 3.6%, compared to the same period in 2013. Fee income decreased $1.3 million, or 13.1%, to $8.5 million, from $9.8 million for the three months ended September 30, 2013, primarily due to a $1.6 million decrease in commercial loan prepayment fee income, partially offset by a $353,000 increase in wealth management fees. Net gains on securities transactions increased $447,000 for the three months ended September 30, 2014, compared to the same period in 2013. Other income increased $264,000 for the three months ended September 30, 2014, compared to the same period in 2013, primarily due to a $409,000 net fee recognized on a loan level interest rate swap transaction executed during the current quarter and an increase in net gains on loan sales, partially offset by a reduction in net gains on sales of foreclosed and other real estate. In addition, income related to BOLI increased $148,000 for the three months ended September 30, 2014, compared to the same period in 2013, principally due to income recognized on BOLI assets acquired from Team Capital.

For the nine months ended September 30, 2014, non-interest income totaled $29.8 million, a decrease of $4.6 million, or 13.3%, compared to the same period in 2013. Fee income decreased $3.1 million, to $23.0 million for the nine months ended September 30, 2014, compared with the same period in 2013, largely due to a $3.7 million decrease in prepayment fees on commercial loans, partially offset by a $1.1 million increase in wealth management fees. BOLI income decreased $1.1 million for the nine months ended September 30, 2014, principally due to lower death benefit claims recognized in the nine months ended September 30, 2014, compared to the same period in 2013. Also contributing to the decline in non-interest income, net gains on securities transactions for the nine months ended September 30, 2014 declined $727,000 compared to the same period in 2013. These decreases were partially offset by a $378,000 increase in other income for the nine months ended September 30, 2014, compared with the same period in 2013, primarily due to a $486,000 gain recognized on the prepayment of FHLB borrowings acquired from Team Capital and the fee recognized on a loan level interest rate swap, partially offset by a reduction in gains on loan sales.

Non-Interest Expense

For the three months ended September 30, 2014, non-interest expense increased $9.4 million to $45.8 million, compared to the three months ended September 30, 2013. Non-interest expense for the three months ended September 30, 2014 included $3.7 million of non-recurring costs related to the acquisition of Team Capital and the first full quarter of operating expenses associated with the operation of the former Team Capital franchise. Compensation and benefits expense increased $3.8 million to $24.9 million for the three months ended September

30, 2014, compared to the three months ended September 30, 2013, largely due to a $2.2 million increase in salary expense associated with the addition of former Team Capital employees, $922,000 of severance and retention expense associated with the Team Capital acquisition and increased stock-based compensation. Data processing expense increased $2.4 million to $5.0 million for the three months ended September 30, 2014, compared to $2.6 million for the same period in 2013, principally due to $2.1 million of non-recurring core system contract termination costs related to the Team Capital acquisition and increased software maintenance costs. Other operating expenses increased $976,000 to $6.5 million for the three months ended September 30, 2014, compared to $5.5 million for the same period in 2013, largely due to $524,000 of non-recurring professional services and customer communication costs related to the Team Capital acquisition. In addition, net occupancy costs increased $878,000, to $6.0 million for the quarter ended September 30, 2014, compared to same quarter in 2013, due to additional facilities costs related to Team Capital and increased equipment maintenance costs.

The Company’s annualized core non-interest expense as a percentage of average assets(1) was 1.99% for the quarter ended September 30, 2014, compared with 2.00% for the same period in 2013. The efficiency ratio (core non-interest expense divided by the sum of net interest income and core non-interest income)(1) was 56.70% for the quarter ended September 30, 2014, compared with 55.48% for the same period in 2013.

Non-interest expense for the nine months ended September 30, 2014 was $127.7 million, an increase of $16.5 million from the nine months ended September 30, 2013. Non-interest expense for the nine months ended September 30, 2014 includes $6.0 million of non-recurring costs related to the acquisition of Team Capital. Compensation and benefits expense increased $7.8 million to $69.9 million for the nine months ended September 30, 2014, compared to the nine months ended September 30, 2013, due to increased salary, severance and retention expense associated with Team Capital, increased pension costs associated with lump-sum pension distributions made to vested terminated employees and increased stock-based compensation. Data processing expense increased $2.7 million to $10.6 million for the nine months ended September 30, 2014, compared to $7.9 million for the same period in 2013, principally due to $2.1 million of non-recurring core system contract termination costs related to the Team Capital acquisition and increased software maintenance. Other operating expenses increased $2.6 million to $20.9 million for the nine months ended September 30, 2014, compared to $18.3 million for the same period in 2013, primarily due to non-recurring professional services and customer communication costs related to the Team Capital acquisition. In addition, net occupancy costs increased $2.3 million, to $17.7 million for the nine months ended September 30, 2014, compared to same period in 2013, principally due to additional facilities costs related to Team Capital, increased seasonal expense in the first quarter of 2014 related to the harsh winter conditions and increased depreciation expense. The amortization of intangibles increased $433,000 for the nine months ended September 30, 2014, compared with the same period in 2013, primarily due to increases in the core deposit intangible amortization related to the Team Capital acquisition, while FDIC insurance costs declined $126,000 as a result of a lower assessment rate.

Asset Quality

The Company’s total non-performing loans at September 30, 2014 were $64.1 million, or 1.07% of total loans, compared with $65.4 million, or 1.11% of total loans at June 30, 2014, and $81.6 million, or 1.61% of total loans at September 30, 2013. The $1.3 million decrease in non-performing loans at September 30, 2014, compared with the trailing quarter, was due to a $1.3 million decrease in non-performing residential mortgages, a $747,000 decrease in non-performing commercial loans and a $68,000 decrease in non-performing commercial mortgage loans, partially offset by an $803,000 increase in non-performing consumer loans. At September 30, 2014, impaired loans totaled $93.5 million with related specific reserves of $8.3 million, compared with impaired loans totaling $93.8 million with related specific reserves of $8.5 million at June 30, 2014. At September 30, 2013, impaired loans totaled $113.0 million with related specific reserves of $10.7 million. Non-performing loans do not include purchased credit impaired ("PCI") loans acquired from Team Capital. At September 30, 2014, PCI loans totaled $4.5 million, compared to $5.2 million at June 30, 2014.

At September 30, 2014, the Company’s allowance for loan losses was 1.06% of total loans, a decrease from 1.08% at June 30, 2014, and a decrease from 1.30% of total loans at September 30, 2013. The decline in the loan coverage ratio from the quarter ended September 30, 2013, was largely the result of Team Capital loans recorded at fair value at the date of acquisition, with no corresponding allowance. The Company recorded provisions for loan losses of $1.5 million and $3.4 million for the three and nine months ended September 30, 2014, respectively, compared with provisions of $1.2 million and $3.7 million for the three and nine months ended September 30, 2013, respectively. For the three and nine months ended September 30, 2014, the Company had net charge-offs of $2.0 million and $4.7 million, respectively, compared with net charge-offs of $2.2 million and $8.0 million, respectively, for the same periods in 2013. The allowance for loan losses decreased $1.3 million to $63.3 million at September 30, 2014, from $64.7 million at December 31, 2013.

At September 30, 2014, the Company held $6.3 million of foreclosed assets, compared with $5.5 million at December 31, 2013. Foreclosed assets at September 30, 2014 consisted of $4.0 million of commercial real estate, $2.2 million of residential real estate and $129,000 of marine vessels. Total non-performing assets at September 30, 2014 declined $11.8 million, or 14.3%, to $70.4 million, or 0.84% of total assets, from $82.2 million, or 1.10% of total assets at December 31, 2013.

Income Tax Expense

For the three and nine months ended September 30, 2014, the Company’s income tax expense was $7.9 million and $21.8 million, respectively, compared with $12.0 million and $27.6 million, for the three and nine months ended September 30, 2013, respectively. The decrease in income tax expense was primarily attributable to a $3.2 million charge recognized in the three and nine months ended September 30, 2013 associated with the write-off of a deferred tax asset related to expired non-qualified stock options and lower proportional pre-tax income from taxable sources, as tax exempt municipal securities and BOLI were added through the Team Capital acquisition. The Company’s effective tax rate was 29.4% for both the three and nine months ended September 30, 2014, compared with 42.7% and 34.2% for the three and nine months ended September 30, 2013, respectively.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. The Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Wednesday, October 29, 2014 regarding highlights of the Company’s third quarter financial results. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.

(1) Core earnings, tangible book value per share, return on average tangible equity, annualized core non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes on pages 10 and 11 which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
September 30, 2014 (Unaudited) and December 31, 2013
(Dollars in Thousands)

Assets	September 30, 2014	December 31, 2013

Cash and due from banks	$87,439	$100,053
Short-term investments	1,366	1,171
Total cash and cash equivalents	88,805	101,224

Securities available for sale, at fair value	1,110,323	1,157,594
Investment securities held to maturity (fair value of $471,473 at September 30, 2014 (unaudited) and $355,913 at December 31, 2013)	460,014	357,500
Federal Home Loan Bank Stock	68,725	58,070
Loans	5,966,198	5,194,813
Less allowance for loan losses	63,330	64,664
Net loans	5,902,868	5,130,149
Foreclosed assets, net	6,334	5,486
Banking premises and equipment, net	96,558	66,448
Accrued interest receivable	24,189	22,956
Intangible assets	404,948	356,432
Bank-owned life insurance	176,307	150,511
Other assets	79,487	80,958
Total assets	$8,418,558	$7,487,328

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$3,928,254	$3,473,724
Savings deposits	983,831	921,993
Certificates of deposit of $100,000 or more	314,027	270,631
Other time deposits	501,841	536,123
Total deposits	5,727,953	5,202,471
Mortgage escrow deposits	21,544	20,376
Borrowed funds	1,490,983	1,203,879
Other liabilities	49,036	49,849
Total liabilities	7,289,516	6,476,575

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,285 shares issued and 64,887,339 outstanding at September 30, 2014 and 59,917,649 outstanding at December 31, 2013	832	832
Additional paid-in capital	1,026,479	1,026,144
Retained earnings	452,152	427,763
Accumulated other comprehensive income (loss)	1,054	(4,851)
Treasury stock	(304,864)	(390,380)
Unallocated common stock held by the Employee Stock Ownership Plan	(46,611)	(48,755)
Common Stock acquired by the Directors' Deferred Fee Plan	(7,136)	(7,205)
Deferred Compensation - Directors' Deferred Fee Plan	7,136	7,205
Total stockholders' equity	1,129,042	1,010,753
Total liabilities and stockholders' equity	$8,418,558	$7,487,328

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Nine Months Ended September 30, 2014 and 2013 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Interest income:
Real estate secured loans	$43,837	$38,238	$122,770	$114,158
Commercial loans	13,961	10,092	36,056	30,118
Consumer loans	6,106	5,918	17,637	17,750
Securities available for sale and Federal Home Loan Bank stock	6,410	6,033	20,155	18,345
Investment securities held to maturity	3,323	2,694	8,899	8,300
Deposits, federal funds sold and other short-term investments	15	9	44	30
Total interest income	73,652	62,984	205,561	188,701

Interest expense:
Deposits	4,054	4,354	11,479	13,917
Borrowed funds	6,629	4,633	18,511	13,481
Total interest expense	10,683	8,987	29,990	27,398
Net interest income	62,969	53,997	175,571	161,303
Provision for loan losses	1,500	1,200	3,400	3,700
Net interest income after provision for loan losses	61,469	52,797	172,171	157,603

Non-interest income:
Fees	8,512	9,792	22,986	26,070
Bank-owned life insurance	1,349	1,201	4,228	5,355
Net gain on securities transactions	487	40	247	974
Other income	961	697	2,291	1,913
Total non-interest income	11,309	11,730	29,752	34,312

Non-interest expense:
Compensation and employee benefits	24,947	21,106	69,921	62,103
Net occupancy expense	5,950	5,072	17,662	15,322
Data processing expense	5,029	2,644	10,587	7,913
FDIC Insurance	1,141	1,073	3,421	3,547
Amortization of intangibles	976	318	1,778	1,345
Advertising and promotion expense	1,281	718	3,427	2,741
Other operating expenses	6,509	5,533	20,898	18,252
Total non-interest expense	45,833	36,464	127,694	111,223
Income before income tax expense	26,945	28,063	74,229	80,692
Income tax expense	7,913	11,987	21,817	27,560
Net income	$19,032	$16,076	$52,412	$53,132

Basic earnings per share	$0.30	$0.28	$0.88	$0.93
Average basic shares outstanding	62,440,310	57,241,270	59,670,773	57,205,175

Diluted earnings per share	$0.30	$0.28	$0.88	$0.93
Average diluted shares outstanding	62,559,207	57,357,344	59,804,205	57,279,935

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
STATEMENTS OF INCOME:
Net interest income	$62,969	$53,997	$175,571	$161,303
Provision for loan losses	1,500	1,200	3,400	3,700
Non-interest income	11,309	11,730	29,752	34,312
Non-interest expense	45,833	36,464	127,694	111,223
Income before income tax expense	26,945	28,063	74,228	80,692
Net income	19,032	16,076	52,412	53,132
Diluted earnings per share	$0.30	$0.28	$0.88	$0.93
Interest rate spread	3.18%	3.16%	3.15%	3.18%
Net interest margin	3.30%	3.28%	3.27%	3.30%

PROFITABILITY:
Annualized return on average assets	0.90%	0.88%	0.89%	0.98%
Annualized return on average equity	6.68%	6.43%	6.53%	7.16%
Annualized return on average tangible equity (3)	10.42%	10.04%	10.08%	11.19%
Annualized core non-interest expense to average assets (4)	1.99%	2.00%	2.03%	2.06%
Efficiency ratio (5)	56.70%	55.48%	58.76%	56.86%

ASSET QUALITY:
Non-accrual loans			$64,072	$81,583
90+ and still accruing			—	—
Non-performing loans			64,072	81,583
Foreclosed assets			6,334	7,282
Non-performing assets			70,406	88,865
Non-performing loans to total loans			1.07%	1.60%
Non-performing assets to total assets			0.84%	1.21%
Allowance for loan losses			$63,330	$66,008
Allowance for loan losses to total non-performing loans			98.84%	80.91%
Allowance for loan losses to total loans			1.06%	1.30%

AVERAGE BALANCE SHEET DATA:
Assets	$8,409,821	$7,249,273	$7,907,902	$7,228,735
Loans, net	5,872,538	4,954,204	5,483,627	4,881,172
Earning assets	7,555,954	6,507,968	7,117,805	6,487,678
Core deposits	4,960,764	4,410,427	4,658,496	4,413,095
Borrowings	1,402,791	918,840	1,300,310	865,144
Interest-bearing liabilities	6,191,876	5,349,098	5,840,237	5,351,551
Stockholders' equity	1,130,232	992,163	1,073,487	991,974
Average yield on interest-earning assets	3.86%	3.83%	3.84%	3.86%
Average cost of interest-bearing liabilities	0.68%	0.67%	0.69%	0.68%

LOAN DATA:
Mortgage loans:
Residential			$1,237,629	$1,192,762
Commercial			1,687,520	1,375,372
Multi-family			942,666	859,908
Construction			236,533	190,526
Total mortgage loans			4,104,348	3,618,568
Commercial loans			1,250,921	891,510
Consumer loans			612,748	574,678
Total gross loans			5,968,017	5,084,756
Premium on purchased loans			4,895	4,220
Unearned discounts			(54)	(63)
Net deferred			(6,660)	(5,813)
Total loans			$5,966,198	$5,083,100

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Core Earnings
			Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014

Net interest income			$62,969	$175,571
Provision for loan losses			1,500	3,400
Net interest income after provision for loan losses			61,469	172,171

Non-interest income			11,309	29,752
Less: Gain on prepayment of borrowings acquired from Team Capital			—	486
Core non-interest income (a)			11,309	29,266

Non-interest expense			45,833	127,694
Less: Team Capital acquisition expense			3,714	5,996
Less: Lump sum pension distribution costs			—	1,336
Core non-interest expense (b)			42,119	120,362

Income taxes			7,913	21,816
Income tax effect of non core items			1,517	2,553
Core earnings			$21,229	$56,706
Core diluted earnings per share			$0.34	$0.95

(2) Book and Tangible Book Value per Share
			At September 30,
			2014	2013
Total stockholders' equity			$1,129,042	$996,692
Less: total intangible assets			404,948	356,708
Total tangible stockholders' equity			$724,094	$639,984

Shares outstanding			64,887,339	59,887,025

Book value per share (total stockholders' equity/shares outstanding)			$17.40	$16.64
Tangible book value per share (total tangible stockholders' equity/shares outstanding)			$11.16	$10.69

(3) Return on Average Tangible Equity
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Total average stockholders' equity	$1,130,232	$992,163	$1,073,487	$991,974
Less: total average intangible assets	405,345	356,894	378,621	357,318
Total average tangible stockholders' equity	$724,887	$635,269	$694,866	$634,656

Net income	$19,032	$16,076	$52,412	$53,132
Annualized return on average tangible equity (net income/total average stockholders' equity)	10.42%	10.04%	10.08%	11.19%

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - Continued (Dollars in Thousands, except share data)

(4) Annualized Core Non-Interest Expense/Average Assets Calculation
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013		2014	2013

Annualized core non-interest expense	$167,103	$144,667	150,757	$160,924	$148,705
Average assets	8,409,821	7,249,273	7,218,296	7,907,902	7,228,735
Core non-interest expense/average assets	1.99%	2.00%		2.03%	2.06%

(5) Efficiency Ratio Calculation
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013		2014	2013
Net interest income	$62,969	$53,997		$175,571	$161,303
Core non-interest income (a)	11,309	11,730		29,266	34,312
Total core income	74,278	65,727		204,837	195,615

Core non-interest expense (b)	42,119	36,464		120,362	111,223
Core expense/core income	56.70%	55.48%		58.76%	56.86%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	September 30, 2014			June 30, 2014
	Average		Average	Average		Average
	Balance	Interest	Yield	Balance	Interest	Yield
Interest-Earning Assets:
Deposits	$22,236	$15	0.25%	$31,044	$19	0.25%
Federal funds sold and other short-term investments	1,504	—	0.02%	1,449	—	0.02%
Investment securities (1)	458,303	3,323	2.90%	396,409	2,906	2.93%
Securities available for sale	1,135,121	5,779	2.04%	1,139,994	6,097	2.14%
Federal Home Loan Bank stock	66,252	631	3.78%	62,755	566	3.62%
Net loans: (2)
Total mortgage loans	4,068,283	43,837	4.26%	3,814,789	40,381	4.21%
Total commercial loans	1,190,661	13,961	4.62%	1,014,610	11,548	4.53%
Total consumer loans	613,594	6,106	3.95%	587,361	5,869	4.01%
Total net loans	5,872,538	63,904	4.30%	5,416,760	57,798	4.25%
Total Interest-Earning Assets	$7,555,954	$73,652	3.86%	$7,048,411	$67,386	3.81%

Non-Interest Earning Assets:
Cash and due from banks	75,935			70,849
Other assets	777,932			710,385
Total Assets	$8,409,821			$7,829,645

Interest-Bearing Liabilities:
Demand deposits	$2,939,231	$2,137	0.29%	$2,751,265	$1,866	0.27%
Savings deposits	995,891	238	0.09%	953,132	228	0.10%
Time deposits	853,963	1,679	0.78%	805,322	1,593	0.79%
Total Deposits	4,789,085	4,054	0.34%	4,509,719	3,687	0.33%

Borrowed funds	1,402,791	6,629	1.87%	1,283,433	6,298	1.97%
Total Interest-Bearing Liabilities	6,191,876	10,683	0.68%	5,793,152	9,985	0.69%

Non-Interest Bearing Liabilities	1,087,713			971,527
Total Liabilities	7,279,589			6,764,679
Stockholders' equity	1,130,232			1,064,966
Total Liabilities and Stockholders' Equity	$8,409,821			$7,829,645

Net interest income		$62,969			$57,401

Net interest rate spread			3.18%			3.12%
Net interest-earning assets	$1,364,078			$1,255,259

Net interest margin (3)			3.30%			3.24%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.22x			1.22x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.
Interest-Earning Assets:
Securities	2.32%	2.35%	2.46%	2.41%	2.25%
Net loans	4.30%	4.25%	4.26%	4.27%	4.33%
Total interest-earning assets	3.86%	3.81%	3.84%	3.82%	3.83%

Interest-Bearing Liabilities:
Total deposits	0.34%	0.33%	0.35%	0.37%	0.39%
Total borrowings	1.87%	1.97%	1.87%	2.01%	2.00%
Total interest-bearing liabilities	0.68%	0.69%	0.68%	0.69%	0.67%

Interest rate spread	3.18%	3.12%	3.16%	3.13%	3.16%
Net interest margin	3.30%	3.24%	3.28%	3.26%	3.28%

Ratio of interest-earning assets to interest-bearing liabilities	1.22x	1.22x	1.22x	1.23x	1.22x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	September 30, 2014			September 30, 2013
	Average		Average	Average		Average
	Balance	Interest	Yield	Balance	Interest	Yield
Interest-Earning Assets:
Deposits	$23,310	$44	0.25%	$14,256	$30	0.28%
Federal funds sold and other short term investments	1,382	—	0.02%	1,561	—	0.04%
Investment securities (1)	404,556	8,899	2.93%	351,561	8,300	3.15%
Securities available for sale	1,142,296	18,353	2.14%	1,197,160	17,116	1.91%
Federal Home Loan Bank stock	62,634	1,802	3.85%	41,968	1,229	3.91%
Net loans: (2)
Total mortgage loans	3,850,929	122,770	4.23%	3,468,538	114,158	4.36%
Total commercial loans	1,041,135	36,056	4.60%	842,045	30,118	4.75%
Total consumer loans	591,563	17,637	3.99%	570,589	17,750	4.16%
Total net loans	5,483,627	176,463	4.27%	4,881,172	162,026	4.41%
Total Interest-Earning Assets	$7,117,805	$205,561	3.84%	$6,487,678	$188,701	3.86%

Non-Interest Earning Assets:
Cash and due from banks	70,031			71,177
Other assets	720,066			669,880
Total Assets	$7,907,902			$7,228,735

Interest-Bearing Liabilities:
Demand deposits	$2,767,987	$5,717	0.28%	$2,660,025	$5,656	0.28%
Savings deposits	956,109	677	0.09%	929,361	713	0.10%
Time deposits	815,831	5,085	0.83%	897,021	7,548	1.13%
Total Deposits	4,539,927	11,479	0.34%	4,486,407	13,917	0.41%
Borrowed funds	1,300,310	18,511	1.90%	865,144	13,481	2.08%
Total Interest-Bearing Liabilities	$5,840,237	$29,990	0.69%	$5,351,551	$27,398	0.68%

Non-Interest Bearing Liabilities	994,178			885,210
Total Liabilities	6,834,415			6,236,761
Stockholders' equity	1,073,487			991,974
Total Liabilities and Stockholders' Equity	$7,907,902			$7,228,735

Net interest income		$175,571			$161,303

Net interest rate spread			3.15%			3.18%
Net interest-earning assets	$1,277,568			$1,136,127

Net interest margin (3)			3.27%			3.30%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.22x			1.21x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Nine Months Ended
	9/30/14	9/30/13	9/30/12
Interest-Earning Assets:
Securities	2.37%	2.22%	2.37%
Net loans	4.27%	4.41%	4.76%
Total interest-earning assets	3.84%	3.86%	4.10%

Interest-Bearing Liabilities:
Total deposits	0.34%	0.41%	0.58%
Total borrowings	1.90%	2.08%	2.26%
Total interest-bearing liabilities	0.69%	0.68%	0.86%

Interest rate spread	3.15%	3.18%	3.24%
Net interest margin	3.27%	3.30%	3.38%

Ratio of interest-earning assets to interest-bearing liabilities	1.21x	1.21x	1.19x